EXHIBIT 10.9

                                 LOAN AGREEMENT

                                  by and among

                             CHANCELLOR GROUP, INC.,
                        GRYPHON PRODUCTION COMPANY, LLC,
                                       AND
                           GRYPHON FIELD SERVICES, LLC

                                  as Borrowers,

                                       and

                             CAPWEST RESOURCES, INC.
                                    as Lender

$10,000,000.00                                                    April 13, 2007

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                                 LOAN AGREEMENT

      This Loan Agreement (this "Agreement"), dated as of April 13, 2007, is made and entered into by and among CHANCELLOR GROUP, INC., a Nevada corporation, whose address for purposes of this Agreement is 216 S. Price Road, Pampa, Texas 79065 ("Chancellor"), GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company, whose address for purposes of this Agreement is P. O. Box 742, Pampa, Texas 79066 ("Production"), and GRYPHON FIELD SERVICES, LLC, a Texas limited liability company, whose address for purposes of this Agreement is P. O. Box 742, Pampa, Texas 79066 ("Field Services", and together with Chancellor and Production, the "Borrowers"), and CAPWEST RESOURCES, INC., a Texas corporation, whose address for purposes of this Agreement is 508 West Wall Street, Suite 1100, Midland, Texas 79701 (the "Lender").

                                    Recitals

      The Borrowers have requested that the Lender extend credit to the Borrowers in the form of an advancing line of credit/term loan facility not to exceed $10,000,000.00 outstanding at any time (subject to the limitations and reductions as herein set forth), to be used to fund: (a) up to $3,700,000.00 of the acquisition costs of working interests from Caldwell Production Co., Inc. in Carson and Gray Counties, Texas; (b) finance a portion of Borrowers' capital expenditures required to return approximately two hundred (200) inactive wells to production; and (c) fees and expenses associated with this Facility (as defined below).

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the Facility and Commitment (as defined below) hereinafter referred to, the Borrowers and the Lender agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

      1.1 - Defined. In addition to the terms defined in the preamble and elsewhere in this Agreement, the following terms shall have the following meanings:

      Acceptable Hedging Agreement" means a Hedging Agreement meeting all of the following criteria:

      (a) the quantity of hydrocarbons owned by Borrowers subject to Hedging Agreements shall not be less than seventy-five percent (75%) of the monthly production of all of Borrowers' Proved Developed Producing Mortgaged Properties forecast in Lender's most recent engineering evaluation for the period covered by the Hedging Agreement;

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      (b) the "strike prices" under the Hedging Agreement shall not be less than
      $55 per barrel of crude oil (NYMEX Basis).

      (c) the Hedging Agreement must have a maturity of twenty-four (24) months or more; and

      (d) once Borrowers have identified the counter-parties with whom they wish to enter into a Hedging Agreement, the Borrowers will provide Lender with written notice of the identity of those counter-parties. Lender must approve of such counter-parties in order for a Hedging Agreement to be an Acceptable Hedging Agreement.

      Advance" means any loan disbursement to or on behalf of Borrowers under any of the Loan Documents, including, without limitation, all amounts advanced upon the execution hereof under the Note and all Subsequent Advances.

      Affiliate" means, as to any person, (a) any other person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or (b) any person who is a director, officer or partner (i) of such person, (ii) of any Subsidiary of such person or (iii) of any person described in the preceding clause (a). For purposes of this definition, "control" of a person means the power, directly or indirectly, either to (i) vote 10% or more of the ownership interests having ordinary voting power for the election of directors or managers of such person or (ii) direct or cause the direction of the management and policies of such person whether by contract or otherwise.

      "Agreement" means this Loan Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

      "Borrowing Base" means at any date the amount determined pursuant to
Section 2.2 of this Agreement at such date.

      "Borrowing Base Period" means each six (6) month period commencing on February 1 and August 1 of each year.

      "Business Day" means every day on which Lender is open for banking business.

      "Collateral" means the Mortgaged Properties identified in and covered by the Deeds of Trust, as defined below, equipment and other personal property identified in and covered by the Security Agreement, and the Warrants, as defined below.

      "Commitment" means the obligation of the Lender as set forth herein from the date hereof through the Maturity Date to extend credit to the Borrowers by means of Advances, with the sum of all such Advances made pursuant to Section
2.1 not to exceed at any time the Commitment Limit.

      "Commitment Limit" means at any time the lesser of (a) $10,000,000.00 or
(b) the then existing Borrowing Base.

      "Consolidated Cash Flow" means, with respect to any period of calculation thereof, the sum of (i) the consolidated net income (or loss) from continuing operations of the Borrowers and their Subsidiaries during such period (excluding extraordinary gains and income and expenses generated and incurred as a result of transactions between the Borrowers and their Subsidiaries, but including extraordinary expenses) calculated after any and all dividends or distributions to shareholders, members or owners, plus (ii) interest, depreciation, depletion, and amortization expenses of the Borrowers during such period, all determined on a consolidated basis in accordance with GAAP.

      "Consolidated Debt Service Coverage Ratio" means, with respect to any period of calculation thereof, the ratio of Consolidated Cash Flow during any specified time period, to the sum of (a) Borrowers' payments of principal and interest required under any Debt (including, without limitation, the Note, the Senior Debt, and current maturities of long term debt and current interest expenses) now or hereafter owed by Borrowers, plus (b) the Borrowers' Subsidiaries' payments of principal and interest required under any Debt now or hereafter owed by such Subsidiaries (including, current maturities of long term Debt and current interest expenses).

      "Contractual Rights" means a non-participating interest in the amount of fifteen percent (15%) of Borrowers' Gross Oil and Gas Proceeds, to be conveyed under that certain Bill of Sale and Assignment of Contractual Rights, dated of even date herewith, by and among the Borrowers and Lender.

      "Debt" means, for any person, at any particular date, and without duplication, the sum at such date of (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services for which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such person otherwise assures a creditor against loss; (ii) all obligations of such person under leases which shall have been, or should have been, in accordance with tax basis accounting principles in effect on the date of this Agreement, recorded as capital leases in respect of which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such person otherwise assures a creditor against loss, (iii) unfunded vested benefits under each ERISA Plan;
(iv) all indebtedness and other liabilities secured by any Lien on any property owned by such person even though such person has not assumed or otherwise become liable for payment thereof; (v) all obligations of such person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such person; and (vi) indebtedness of such person evidenced by a bond, debenture, note or similar instrument; provided, however, Debt shall not include accounts payable incurred in the ordinary course of such person's business.

      "Deeds of Trust" mean those mortgages, deeds of trust, assignments of production, security agreements, and financing statements, as amended from time to time, in favor of Lender encumbering every interest of Borrowers in Mineral Interests now owned or hereafter acquired by Borrowers with proceeds furnished by Lender and which such property interests are selected by Lender to become Mortgaged Properties, the Mortgaged Properties being security for the Obligation, including, without limitation, any such property consisting of royalty interests, overriding royalty interests, working interests, and reversionary rights relating to either developed or undeveloped leasehold acreage.

      "Default Rate" means the Prime Rate plus eight percent (8%).

      "Engineering Fee" means that certain fee in the amount of $3,280.00, to be paid by the Borrowers to the Lender upon the execution of this Agreement. The Engineering Fee will cover the cost of the reservoir engineering commissioned by the Lender for purposes of determining the Borrowing Base.

      "Environmental Complaint" means any complaint, order, citation, notice or other written communication from any person or Governmental Authority with respect to the existence or alleged existence of a violation of any requirement of law or liability resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under, or within any of the property owned, operated, or used by Borrowers.

      "ERISA Plan" shall have the meaning given to such term as set forth in
Section 4.12 of this Agreement.

      "Event of Default" shall have the meaning given to such term as set forth in Section 8.1 of this Agreement.

      "Facility" means the Loan advanced pursuant to Section 2.1 of this Agreement.

      "Facility Fee" means the initial fee of one and one-half percent (1.5%) of the initial Borrowing Base, to be paid by the Borrowers to the Lender upon the execution of this Agreement. Moreover, upon each redetermination of the Borrowing Base by the Lender that results in an increase of the Borrowing Base, the Borrowers shall pay to the Lender an additional Facility Fee of one and one-half percent (1.5%) of the amount of said increase.

      "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by Borrowers' independent public accountant) with the most recent financial statements of Borrowers delivered to Lender.

      "Grant Subordination Agreement" means that certain Subordination Agreement dated of even date herewith by and among Maxwell Grant, an individual, the Lender, the Senior Lender, and Borrowers, as amended from time to time, under which Maxwell Grant agrees to subordinate the payment of his overriding royalty interest in Borrowers' properties to the payment of the Senior Debt and the Subordinate Debt.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Gross Oil and Gas Proceeds" means, for any period, the aggregate amount of all revenue paid to and received by Borrowers and derived from any disposition of oil, gas, or associated hydrocarbons, and any revenues derived from the sale or settlement of crude oil or natural gas options attributable to the Mortgaged Properties, less all: (a) amounts attributable to production, severance, excise, ad valorem, windfall profits or any other tax or assessment against the Mortgaged Properties or levied on or measured by production; (b) payments due to other working interest owners in the Mortgaged Property; (c) payments due to the owners (other than Borrowers) of any royalties, overriding royalties, net profits interests (other than the interest of CapWest Resources, Inc. in Contractual Rights, as provided for under the Subordinate Loan Agreement), production payments and any other similar interests which are payable out of or attributable to any production of such oil, gas, or associated hydrocarbons in existence as of the date of this Agreement; and (d) payments for delay rentals, shut-in royalty payments and other similar types of payments to lessors or similar parties reasonably required to maintain the Mortgaged Properties in effect.

      "Hazardous Substance" shall have the meaning given to such term as set forth in Section 4.16 of this Agreement.

      "Hedging Agreement" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, put option, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, forward transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Highest Lawful Rate" means the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents.

      "Intangible Assets" means all assets of the Borrowers that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation: (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such person, prepared in accordance with tax basis accounting principles; (iii) unamortized debt discount and expense; and (iv) assets located, and notes and receivables due from obligors domiciled outside of the United States.

      "Lender's Overriding Royalty Interest" means the overriding royalty interests (or equivalent interests in Oil and Gas Properties not undivided interests in oil and gas leases) in each of the Oil and Gas Properties of the Borrower to be conveyed to the Lender by Borrowers simultaneously with the execution of this Agreement by the Borrowers pursuant to Section 2.10.

      "Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from any mortgage, encumbrance, pledge, hypothecation, assignment, deposit arrangement, or preference, priority or other security agreement (including, without limitation, any conditional sale or other title retention agreement or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any of the Mortgaged Properties.

      "Loan Documents" means: (i) this Agreement; (ii) the Note; and (iii) any and all notes, mortgages, Deeds of Trust, security agreements, financing statements, guaranties, and other agreements, documents, certificates, letters and instruments ever delivered or executed pursuant to, or in connection with, this Agreement, whether existing on the date hereof or thereafter created, as any of the same may hereafter be amended, supplemented, extended, or restated.

      "Material Adverse Effect" means any set of circumstances or events which:
(i) has, will or could reasonably be expected to have any material adverse effect upon the validity, performance or enforceability of any Loan Document;
(ii) is or could reasonably be expected to be material and adverse to the financial condition or business operations of any Borrowers, as represented to Lender in this Agreement; (iii) will or could reasonably be expected to impair the ability of any Borrowers to fulfill its obligations under the terms and conditions of the Loan Documents; or (iv) will or could reasonably be expected to cause an Event of Default.

      "Material Agreement" of any person means any written or oral agreement, contract, commitment, arrangement or understanding to which such person is a party, by which such person is directly or, to such person's knowledge, indirectly bound, or to which any asset of such person may be subject, which is not subject to cancellation by such person upon 30 days or less notice without liability for further payment other than nominal penalties, excluding, however, such agreements, contracts, commitments, arrangements or understandings pursuant to which the subject matter thereof does not exceed $50,000 in the aggregate.

      "Maturity Date" means May 15, 2010.

      "Mineral Interests" means Rights, estates, titles, and interests in and to oil, gas, sulphur, or other mineral (or any combination thereof), leases (and all extensions, amendments, ratifications, and subleases thereof or thereunder), and any mineral interests, royalty and overriding royalty interests, working interests, production payment and net profits interests, mineral fee interests, contractual rights, and Rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with Rights, titles, and interests created by or arising under the terms of any contract or agreement, unitization, communitization, secondary recovery and pooling agreements or arrangements, and all properties, Rights, and interests covered thereby, whether arising by contract, by order, or by operation of law, which now or hereafter include all or any part of the foregoing.

      "Mortgaged Property" or "Mortgaged Properties" means those Mineral Interests covered or to be covered, by the Deeds of Trust.

      "Net Revenue Interest" means the gross working interest or cost-bearing interest owned by Borrowers in any of the oil and gas leases covering the Mortgaged Properties, less and except Borrowers' proportionate share of payments due to the owners (other than Borrowers) of any royalties, overriding royalties, net profits interests (other than the interest of CapWest Resources, Inc. in Contractual Rights, as provided for under the Subordinate Loan Agreement), production payments and any other similar interests which are payable out of or attributable to any production of such oil, gas, or associated hydrocarbons in existence as of the date of this Agreement.

      "Note" means the Advancing Line of Credit/Term Note, as further described in Section 2.1(a) of this Agreement.

      "Obligation" means the obligations of Borrowers:

      (a) to pay all indebtedness arising out of this Agreement, any future advances under this Agreement, and all renewals, extensions or amendments of such indebtedness or any part thereof or any such future advances;

      (b) to pay the principal of and interest on the Note in accordance with the terms thereof, and all renewals, extensions, modifications and amendments of such Note or any part thereof, and any future advances made pursuant thereto;

      (c) to repay to Lender all amounts advanced by Lender hereunder or under the other Loan Documents on behalf of Borrowers, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lien holders, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral;

      (d) to pay any and all other indebtedness of Borrowers to Lender of every kind, nature and description, direct or indirect, primary or secondary, secured or unsecured (including overs), joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how it may be evidenced, including without limitation all future advances, whether or not presently contemplated by the parties hereto;

      (e) to pay any and all obligations, contingent or otherwise, whether now existing or hereafter arising of Borrowers to Lender arising under or in connection with any Acceptable Hedging Agreement which Borrowers may have with Lender, or any affiliate of Lender;

      (f) to perform fully all of the terms and provisions of each of the instruments constituting the Loan Documents; and

      (g) to reimburse Lender, on demand, for all of Lender's expenses and costs, which the Loan Parties are obligated to pay pursuant to the terms of the Loan Documents.

      "Permitted Liens" means: (a) liens in favor of Lender; (b) liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith; (c) liens of mechanics, materialmen, warehousemen, carriers, operators, and other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith; (d) landlord's liens for rentals not yet due and payable or that are being contested in good faith; (e) royalties, overriding royalties, reversionary interests, production payments and similar burdens, (f) sales contracts or other arrangements for the sale of hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (e) immediately preceding) deprive any Borrower of any material right in respect of such Borrowers' assets or properties; (g) liens permitted by the Deeds of Trust or the Security Agreement; (h) purchase money mortgages, liens, or security interests on any property hereafter acquired; (i) contracts, agreements, lease provisions, defects, and irregularities which were in effect when the properties were acquired and which are not such as to materially interfere with the operation, value, or use thereof; and (j) liens in favor of Western National Bank, which are senior to liens in favor of Lender pursuant to the Subordination Agreement.

      "Person" means a corporation, an association, a joint venture, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

      "Plan" means any pension plan that is covered by Title IV of ERISA and maintained by the Borrowers or any such plan to which any Borrower is required to contribute.

      "Prime Rate" means that variable rate of interest per annum established in the money rate table of The Wall Street Journal, a Dow Jones publication. Such rate is used by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

      "Proved" reserves means those reserves denominated as such and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating oil and gas reserves.

      "Proved Developed Producing" (PDP) reserves means those reserves denominated as such and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating oil and gas reserves.

      "Relevant Environmental Law" shall mean all requirements of law from time to time applicable to any property owned, operated or used by Borrowers or any part thereof with respect to (i) the installation, existence or removal of asbestos; (ii) the existence, discharge or removal of Hazardous Substances;
(iii) air emissions, water discharges, noise emissions and any other environmental, health or safety matters; and (iv) effects on the environment of any of such properties or any part thereof or of any activity theretofore, now or hereafter conducted on any of such properties.

      "Rights" means rights, remedies, powers, privileges and benefits.

      "Security Agreement" means that certain Security Agreement, dated as of the date hereof, executed by Field Services in favor of Lender, in which Field Services pledges and grants a security interest to Lender in the oilfield equipment and other personal property described therein to secure the payment of the Obligation, as the same may be amended, restated, supplemented, and/or modified from time to time.

      "Security Documents" means collectively, the Deeds of Trust and the Security Agreement.

      "Senior Borrowing Base" means the "Borrowing Base" as defined in and determined pursuant to the terms of the Senior Loan Agreement.

      "Senior Debt" means the Obligation of the Borrowers owed to the Senior Lender and governed by the Senior Loan Agreement.

      "Senior Lender" means Western National Bank and its successors and assigns, including any person or entity that participates in extending the Senior Debt to the Borrowers, joins the Lender through the syndication of the Senior Debt, or refinances all or any portion of the Senior Debt.

      "Senior Loan Agreement" means that certain loan agreement, of even date herewith, by and between the Borrowers and Western National Bank, as such agreement may be amended from time to time.

      "Subordinate Borrowing Base" means the "Borrowing Base" as defined in and determined pursuant to the terms of the Subordinate Loan Agreement.

      "Subordinate Debt" means the Debt of the Borrowers owed to the Subordinate Lender and governed by the Subordinate Loan Agreement.

      "Subordinate Lender" means CapWest Resources, Inc. and its successors and assigns, including any person or entity that participates in extending the Subordinate Debt to the Borrowers, joins the Subordinate Lender through the syndication of the Subordinate Debt, or refinances all or any portion of the Subordinate Debt.

      "Subordinate Liens" means Liens in favor of Lender, securing all or any portion of the Obligation, including, but not limited to, Rights in any Collateral created in favor of Lender, whether by mortgage, pledge, hypothecation, assignment, transfer, or other grant or creation of Liens.

      "Subordinate Loan Agreement" means this Agreement, as such Agreement may be amended from time to time.

      "Subordination Agreement" means that certain Subordination Agreement dated of even date herewith by and among the Lender, the Subordinate Lender, and Borrowers, as amended from time to time.

      "Subsequent Advance" means any disbursement to or on behalf of Borrowers after the initial Advance under the Note, pursuant to the provisions of Section
2.1 hereof.

      "Subsidiary" means, as to any Borrower or any other designated person, a corporation, partnership, or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Borrower or such other designated person.

      "Warrant" means that security to be issued by Borrowers to Lender to evidence Lender's right to subscribe to or purchase two million (2,000,000) shares of Borrowers' common stock, to be exercisable at a price of $0.001 per share within five (5) years of the date of this Agreement and to be subject to the same registration obligations as are applicable to transactions of a similar size and character. From and after the first to occur of (a) that date two (2) years following the execution of this Agreement; and (b) the date when the Borrowers have paid the Facility in full, Lender shall have the right, but not the obligation, to put the Warrant to Borrowers for a price of One Million and No/100 Dollars ($1,000,000.00).

      1.2 - Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or any other Loan Document, such determination, consolidation or computation shall be made in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement.

      1.3 - Directly or Indirectly. When any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable where the action in question is taken directly or indirectly.

      1.4 - Plural and Singular Forms. The definitions given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms where the context so permits.

      1.5 - References. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule, and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II
                          Amount and Terms of the Loan

      2.1 - The Loan. Subject to and upon the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to make the Facility available to the Borrowers as follows:

      (a) Advancing Line of Credit/Term Loan. Contemporaneously with the execution and delivery hereof, Borrowers shall execute and deliver to the Lender the Note, in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00). The Note shall mature on May 15, 2010, and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Note. Principal and interest on the Note shall be payable in the manner specified herein and on the dates specified in the Note.

      (b) Commitment. Borrowers and Lender agree that the sum of the aggregate principal amount of all Advances outstanding at any one time under the Note shall never exceed the lesser of (i) $10,000,000.00; or (ii) the Borrowing Base then in effect.

      2.2 - Borrowing Base.

      (a)   The initial Borrowing Base is hereby established at $3,700,000.00.

      (b) The Borrowing Base shall be redetermined by the Lender for each Borrowing Base Period, with the first such redetermination to commence as of August 1, 2007, and thereafter semi-annually on each February 1 and August 1, and to be effective as of the date set forth in a notice of redetermination delivered to the Borrowers.

      (c) The determination of the Borrowing Base shall be made, at the sole discretion of the Lender, in accordance with its usual and customary practices, which include reviewing the estimates of the projected rate of production and projected revenues from the Mortgaged Properties and such other credit factors (including, without limitation, the assets, liabilities, cash flow, current Acceptable Hedging Agreements, business, properties, prospects, management and ownership of Borrowers and the Borrowing Base) as the Lender in its sole discretion deems significant. The Lender may make adjustments, in good faith and at its sole discretion and in accordance with its customary practices, to such estimates of the projected rate of production and projected revenues.

      (d) In addition to scheduled Borrowing Base redeterminations pursuant to Subsection 2.2(b), each of the Lender and the Borrowers may cause a redetermination of the Borrowing Base at any one time during each Borrowing Base Period. In the event the Borrowers request such a Borrowing Base redetermination, the Borrowers shall deliver written notice of such request to the Lender with: (i) a report, in form and substance satisfactory to the Lender, prepared by the Borrowers' in-house petroleum engineer or an independent reservoir engineer, which report shall set forth, as of a date not more than sixty (60) calendar days prior to the date of such request, projections of future net income from hydrocarbons classified as "Proved Reserves" attributable to all of the Mortgaged Properties; (ii) such other information concerning such Mortgaged Properties as the Lender may reasonably request, including, without limitation, engineering, geological, geophysical, and performance data; and (iii) the amount of the Borrowing Base requested by the Borrowers to become effective. Likewise, in the event the Lender exercises its option for a Borrowing Base redetermination pursuant to this Subsection 2.2(d), upon written request and notification by the Lender to the Borrowers, the Borrowers shall furnish the information described above within thirty (30) days of such request. The Lender shall redetermine the Borrowing Base in accordance with the procedures set forth in Subsection 2.2(c) which redetermined Borrowing Base shall then be the effective Borrowing Base until further redetermination.

      (e) In the event the outstanding balance of the Note at the time of the Borrowing Base redetermination is greater than the newly established Borrowing Base, creating a "Borrowing Base Deficiency", Borrowers will, within 30 days from the Borrowing Base redetermination, either: (i) prepay the difference between the outstanding Note balance and the Borrowing Base; (ii) notify Lender that Borrowers will repay the difference between the outstanding Note balance and the Borrowing Base in five equal monthly installments, which shall be in addition to those principal and interest payments regularly scheduled in the Note; or (iii) provide additional Collateral acceptable to Lender to increase the Borrowing Base to an amount at least equal to the outstanding principal balance of the Note. Borrowers' failure to remedy or commence to remedy by repayment under Subpart (ii) of this Subsection (e) of the Borrowing Base Deficiency within thirty (30) days as described above will be an Event of Default.

      2.3 - Manner of Borrowing under the Note.

      (a) Each request by Borrowers to Lender for an Advance under the Facility shall specify the aggregate amount (not to be less than $50,000.00 per Advance) of such requested Advance, and the requested date of such Advance. Each such request shall be accompanied by copies of such invoices, authorizations for expenditures ("AFE's"), budgets or Joint Interest Billings, and the like, supporting the request for the Advance. Borrowers shall furnish to Lender each request for Advance at least three (3) Business Days prior to the requested borrowing date (which must be a Business Day).

      (b) Upon fulfillment of all applicable conditions set forth in Article IV hereof, Lender shall, before 2:00 o'clock p.m. (Midland, Texas time) on the day of the requested borrowing date, pay or deliver each Advance under the Facility to or upon the order of Borrowers at the principal office of Lender in Midland, Texas, in immediately available funds.

      2.4 - Payment Procedure. Beginning ninety (90) days after Closing, payments will be due on the first business day of each month. Payments will be the greater amount of (a) accrued interest; or (b) fifty-one percent (51%) of Borrowers' Gross Oil and Gas Proceeds for the immediately preceding month. If the payment is made on the basis of the Borrowers' Gross Oil and Gas Proceeds, such payment shall be applied first to principal and accrued interest then due under the Senior Note, then to accrued interest under the Subordinate Note, and then to the principal then due under the Subordinate Note. Following full and final payment of the Senior Facility, such payments will be calculated on the same basis as stated above and continue to be due to the Subordinate Lender on the first day of each month. Oil and gas revenues derived from the Mortgaged Properties will be deposited into one of the Borrowers' depository accounts that will be maintained with the Lender. For any month in which payment is based upon a percentage of Borrowers' Gross Oil and Gas Proceeds, the calculation of Gross Oil and Gas Proceeds shall be made using production volumes and expenses incurred in the second month preceding the month in which the payment is due. For example, the payment due on July 1, 2007, if based upon Borrowers' Gross Oil and Gas Proceeds, would be determined based upon production which occurred and expenses which were incurred during the month of May 2007.

      2.5 - Interest. The Obligation shall bear interest from day to day at a rate per annum which shall from day to day be equal to the lesser of: (a) the Prime Rate in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) plus four percent (4.0%) (the "Variable Rate"); or (b) the Highest Lawful Rate. Each change in the rate of interest charged under each Note shall, subject to the terms hereof, become effective, without notice to Borrowers, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Variable Rate exceeds the Highest Lawful Rate, the rate of interest on each Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Variable Rate shall not reduce the rate of interest thereon below the Highest Lawful Rate until the total amount of interest accrued thereon approximately equals the amount of interest which would have accrued thereon if the Variable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of either Note, the total amount of interest paid or accrued thereon is less than the amount of interest which would have accrued if the Variable Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrowers shall pay to Lender an amount equal to the difference between: (x) the lesser of the amount of interest which would have accrued if the Variable Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (y) the amount of interest actually paid or accrued on either such Note. All of the past due Obligation and accrued interest thereon shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the lesser of the Default Rate or the Highest Lawful Rate. Interest calculations may be made prior to any interest installment due date under the Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during the intervening period, then Borrowers shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrowers any overpayment, as the case may be, as a result of any adjustment during such period.

      2.6 - Order of Application. Except as otherwise provided in the Loan Documents, all payments and prepayments on the Obligation, including proceeds from the exercise of any Rights of Lender under the Loan Documents, shall be applied to the Obligation in the following order: (i) first, to reasonable expenses for which Lender shall not have been reimbursed under the Loan Documents and then to all amounts to which Lender is entitled to indemnification under the Loan Documents; (ii) to the accrued interest on the Note being paid or prepaid; (iii) to the principal of the Note being paid or prepaid, with the amounts so prepaid to be applied upon installments of most remote maturity; and
(iv) to the remaining Obligation.

      2.7 - Facility Fee. Upon Closing, the Borrowers will pay to Lender the Facility Fee. Upon each redetermination of the Borrowing Base by the Lender that results in an increase of the Borrowing Base, the Borrowers shall pay to the Lender an additional Facility Fee of one and one-half percent (1.50%) of the amount of said increase.

      2.8 - Engineering Fee. The Borrowers will pay to Lender $2,000.00 at each Borrowing Base redetermination, to cover the Lender's engineering costs.

      2.9 - Contractual Rights. Simultaneously with the execution of this Agreement, the Borrowers will execute the Bill of Sale and Assignment of Contractual Rights under which the Borrowers shall convey to the Lender the Contractual Rights.

      2.10 - Lender's Overriding Royalty Interests. As consideration for the Commitment and in addition to interest accruing on principal evidenced by the Note, the Borrower agrees to convey to the Lender, as an additional charge:

      (a) as to all of the Mortgaged Properties existing as of the date of this Agreement simultaneously with the execution and delivery of this Agreement and effective as of April 13, 2007, Lender's Overriding Royalty Interest (or equivalent interest in an oil and gas property not an undivided interest in an oil and gas lease) in each such oil and gas property equal to an undivided two percent (2.0%) of the Borrower's Net Revenue Interest in each of such Oil and Gas Properties (or an undivided two percent (2.0%) of the Borrowers' percentage of production if the Borrowers' interest in an oil and gas property is a mineral interest, royalty interest, production prepayment, net profits interest, or other interest measured by or payable out of production ) as of the date of this Agreement; and

      (b) as to any additional Mortgaged Properties acquired by the Borrower after the date of this Agreement and before the payment in full of the Debt evidenced by the Note, within one month of the addition of such oil and gas property to the Borrowing Base and effective as of the date of such addition, an overriding royalty interest (or equivalent interest in an oil and gas property not an undivided interest in an oil and gas lease) in such oil and gas property equal to an undivided two percent (2.0%) of the Borrowers' Net Revenue Interest in such oil and gas property (or an undivided two percent (2.0%) of the Borrower's percentage of production if the Borrowers interest in an oil and gas property is a mineral interest, royalty interest, production prepayment, net profits interest, or other interest measured by or payable out of production) as of the date of addition to the Borrowing Base.

      All overriding royalty interests conveyed to the Borrowers contemporaneously with the execution and delivery of this Agreement shall be included in calculating the Net Revenue Interest of the Borrower in the Mortgaged Properties existing as of the date of this Agreement.

      All of such conveyances shall be substantially in the form of Exhibit "A" attached hereto and the Borrower shall pay or reimburse the Lender for the cost and expenses of the preparation and recording of such conveyances.

      2.11 - Warrants. Also simultaneously with the execution of this Agreement, Chancellor Group, Inc. shall execute and deliver to Lender that certain Agreement to Issue Warrants, in form and substance identical to that instrument attached hereto as Exhibit "B", pursuant to the terms of which Chancellor shall deliver the Warrants to the Lender, to be held according to the terms of the Agreement to Issue Warrants and the exhibits that are attached thereto.

                                   ARTICLE III
                                   Collateral

      3.1 Mortgaged Properties. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by (i) a second and inferior lien against the entire interest of Borrowers in the Mortgaged Properties pursuant to the terms of one or more Deeds of Trust, which shall be in form and substance satisfactory to Lender, (ii) a second and inferior lien against all oilfield equipment and other personal property owned by Field Services pursuant to the Security Agreement, which shall be in form and substance satisfactory to Lender, and (iii) a $1,000,000 life insurance policy on the life of Brad Fischer, the proceeds of which shall be payable to Lender. The Deeds of Trust shall cover the Borrowers' interests in the Mortgaged Properties, and the Security Agreement shall cover Field Service's interests in the oilfield equipment and other personal property associated with the Mortgaged Properties.

                                   ARTICLE IV
                         Representations and Warranties

      As an inducement to Lender to enter into this Agreement, Borrowers represent and warrant to Lender that:

      4.1 - Authorization. Each Borrower is duly authorized and empowered to create and issue the Note and to execute and deliver this Agreement, the Note, the other Loan Documents and all other instruments referred to or mentioned herein, and all action on the part of the Borrowers requisite for the due execution, delivery, and performance of this Agreement, the Note, and the other Loan Documents has been duly and effectively taken.

      4.2 - Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid, and binding obligations of Borrowers, enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights).

      4.3 - No Conflicts or Consents. The execution and delivery by Borrowers of the Loan Documents, the performance by Borrowers under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not: (a) conflict with any provision of the organizational documents under which any Borrower was created, or (b) except as to matters that could not reasonably be expected to have a Material Adverse Effect, result in the acceleration of any Debt owed by any Borrower, or conflict with any law, statute, rule, regulation or Material Agreement, judgment, license, order or permit applicable to or binding upon any Borrower or any of its properties or assets, or require the consent, approval, authorization or order of, or notice to or filing with, any Governmental Authority or third party, or result in or require the creation of any Lien upon any material assets or properties of any Borrower, except as permitted in the Loan Documents.

      4.4 - Other Obligations. As of the date hereof and except for the Senior Debt, no Borrower has any outstanding Debt or other material liabilities, direct or indirect, absolute or contingent, which is, in the aggregate, material to such Borrower and not shown in the financial statements previously provided to Lender. No Borrower is aware of any fact, circumstance, act, condition or development that will have or that threatens to have any Material Adverse Effect on such Borrowers' present financial condition.

      4.5 - Investments and Guaranties. At the date of this Agreement, and except for usual and customary investments in oil and gas properties, no Borrower has made investments in, advances to or guaranties of the obligations of any Person, except as reflected in the financial statements referred to in
Section 5.1(g) hereof or otherwise disclosed to the Lender in writing.

      4.6 - Litigation. As of the date of this Agreement, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower which involves the possibility of any judgment or liability not fully covered by indemnity agreements or insurance, and which would have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, properties or assets of any Borrower, except as disclosed to the Lender in writing.

      4.7 - Taxes. All tax returns required to be filed by the Borrowers with all Governmental Authorities have been filed, and to Borrowers' knowledge, all taxes, assessments, fees and other governmental charges upon Borrowers or upon any of their property, income or franchises which are due and payable, have been paid (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with tax basis accounting principles have been provided on the books of the Borrowers); and no tax lien has been filed and, to the knowledge of Borrowers, no claim is being asserted with respect to any such tax, fee or other charge.

      4.8 - Purpose of Loan. The proceeds of the Facility made pursuant to
Section 2.1 and evidenced by the Note will be used to (a) finance a portion of the acquisition of working interests in Carson and Gray Counties, Texas from Caldwell Production Co., Inc., (b) finance a portion of Borrowers' capital expenditures required to return at least or a minimum of two hundred (200) inactive wells to production; and (c) fund fees and expenses associated with this Facility.

      4.9 - Title to Properties; Liens. As of the execution of this Agreement, Borrowers has good record and defensible title to, or a valid leasehold interest in the Collateral and, except for Permitted Liens, there are no Liens on the Collateral.

      4.10 - Leases. All material lease agreements under which any Borrower is lessee or tenant are in full force and effect, and no default or potential default exists thereunder.

      4.11 - No Default. No Borrower is in default under or with respect to any Material Agreement in any respect, other than defaults which could not have a Material Adverse Effect. No Event of Default has occurred and is continuing.

      4.12 - ERISA Plans. No Borrower has any plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA Plan").

      4.13 - Principal Business Office and Location of Records. The principal place of business and chief executive offices of Chancellor are located at 216
S. Price Road, Pampa, Texas 79065, and the records of Chancellor concerning its ownership of assets, business, and operations are located at such address. The principal place of business and chief executive offices of Production and Field Services are located at 216 S. Price Road, Pampa, Texas 79065, and the records of Production and Field Services concerning their ownership of assets, businesses, and operations are located at such address.

      4.14 - Licenses, Permits and Franchises, etc. Each Borrower has all rights, licenses, permits, franchises, patents, patent rights, trademarks, trademark rights, and copyrights which are necessary or required for the ownership or operation of any of its properties and the conduct of its business. No Borrower is aware of any fact or condition that might cause any of such rights not to be renewed in due course.

      4.15 - No Material Omissions or Misstatements. No information, exhibit, or report furnished to Lender by any Borrower in connection with the negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, there are no material facts relating to the Loan Documents or the financial condition, assets, liabilities, results of operations or business of the Borrowers that could, collectively or individually, have a Material Adverse Effect and that have not been disclosed in writing to Lender as an exhibit to this Agreement or in the financial statements of the Borrowers referred to in Section 5.1(g) of this Agreement.

      4.16 - Environmental Matters.

      (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of Borrowers, no investigation or review is pending or threatened by any Governmental Authority or other person: (i) with respect to any alleged violation of any law, ordinance, rule, regulation or order of any Governmental Authority in connection with the property, operations or conduct of the business of anyBorrower; (ii) with respect to any alleged failure to have any permit, certificate, license, approval, requisition, or authorization required in connection with the property, operations, or conduct of the business of any Borrower; or
            (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal, or release, all as defined in 42 USC ss. 9601(22) (each a "Release") (other than Releases in compliance with Relevant Environmental Laws or permits issued thereunder), of any toxic, caustic, or otherwise hazardous substance, including petroleum, its derivatives, by-products, and other hydrocarbons, solid waste, contaminants, polychlorinated biphenyls, paint containing lead, urea, formaldehyde, foam insulation, and discharge of sewage or effluent, whether or not regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders ("Hazardous Substance") generated by the operations or business, or located at any property, of Borrowers.

      (b) To the knowledge of Borrowers and except in substantial compliance with Relevant Environmental Laws and permits issued thereunder: (i) none of the Borrowers nor any business conducted by any Borrower has placed, held, located or disposed of any Hazardous Substance on, under or at any property now or previously owned or leased by any Borrower, and none of such properties has been used as a dump site or storage (whether permanent or temporary) site for any Hazardous Substance; (ii) no polychlorinated biphenyls, urea or formaldehyde is or has been present at any property now or previously owned or leased by any Borrower; (iii) no asbestos is or has been present at any property now or previously owned or leased by any Borrower; (iv) there are no underground storage tanks that have been used to store or have contained any Hazardous Substance, active or abandoned, located on any property now or previously owned or leased by any Borrower; (v) no Hazardous Substance has been released at, on, or under any property previously owned or leased by any Borrower; and
            (vi) no Hazardous Substance has been released or is present, in a reportable or threshold quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by any Borrower.

      (c) No Borrower has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations.

      (d) There are no environmental Liens on property owned or leased by any Borrower, and no actions by any Governmental Authority have been taken or are in process which could subject any of such properties to such Liens.

      (e) Prior to the date hereof, Borrowers have provided to Lender all environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Borrowers in relation to any property or facility now or previously owned or leased by any Borrower.

      4.17 - Investment Company Act. None of the Borrowers nor any entity in which Borrowers owns the controlling interest is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      4.18 - Public Utility Holding Company Act. None of the Borrowers nor any entity in which any Borrower owns the controlling interest is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                    ARTICLE V
                              Conditions Precedent

      5.1 - Conditions to Initial Advance. The obligation of Lender to make the initial Advance pursuant to this Agreement under the Note shall be subject to the satisfaction and fulfillment of each of the following conditions precedent which shall have occurred on or before the date of that initial Advance, unless compliance therewith shall have been waived in writing by Lender:

      (a) Execution of Loan: Borrowers shall have executed and delivered to the Lender the following:

            (1)   this Agreement;

            (2)   the Note;

            (3)   the Deeds of Trust;

            (4)   the Security Agreement,

            (5)   the Assignment of Contract Rights,

            (6)   the Grant Subordination Agreement;

            (7)   the Assignment of the Lender's Overriding Royalty Interest;

            (8) within thirty (30) days of Closing, a $1,000,000 life insurance policy on the life of Brad Fischer, the proceeds of which shall be payable to Lender; and

            (9)   such other documents or instruments as Lender may require.

      (b) Entity Documentation. Lender shall have received, reviewed, approved of such evidence as Lender requires as to the existence, good standing, authority and capacity of each Borrower, including a Certificate of Authority (the "Certificate of Authority"), as applicable, for each Borrower, having attached thereto, (i) a true and complete copy of an executed copy of its Articles of Incorporation and all amendments thereto and (ii) a true, and complete copy of an executed copy of its Bylaws, Company Agreement, or other organizational documents, as applicable, and all amendments thereto, if the jurisdiction of its formation is other than Texas, satisfactory evidence of qualification to do business in good standing in Texas; a list of the each Borrower's current executive management and investors, with appropriate biographical information; valuation information concerning the Mortgaged Properties; and each Borrower's most recent financial statements.

      (c) Acceptable Purchase and Sale Agreement. Lender shall have received, reviewed, and approved an executed Purchase and Sale Agreement, or other contract, that confirms the Borrowers' Right to acquire working interests of Caldwell Production Co. in the Mortgaged Properties.

      (d) Asset Valuation. Borrowers shall have submitted to Lender an independent reservoir engineering report, or such other data as Lender requires, substantiating the value of the Mortgaged Properties to be acquired with funding in the form of the Initial Advance.

      (e) Title Assurances. Borrowers shall have delivered to Lender an acquisition title opinion and data acceptable to Lender reflecting that the Borrowers own or shall acquire marketable title to the Mineral Interests of Borrowers in the Mortgaged Properties, and Borrowers shall have taken such curative actions with respect to title as Lender shall require.

      (f) Environmental Report. Borrowers shall have delivered to Lender a Phase 1 Environmental Site Assessment on the Mortgaged Properties that is acceptable to the Lender.

      (g) Financial Statements. Borrowers shall submit consolidated financial statements, in form and substance satisfactory to the Lender, covering the financial performance of the Borrowers and their Subsidiaries for the most recent interim period.

      (h) Senior Debt. Borrowers shall confirm to Lender's satisfaction that Borrowers have entered into the Senior Loan Agreement with the Senior Lender pursuant to which the Senior Lender will fund a minimum of Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000) of the amount required to purchase the Mortgaged Properties. The Senior Debt shall be funded upon terms and conditions satisfactory to the Lender. Final maturity under the Senior Debt shall occur no earlier than one month prior to the Maturity Date. In connection with the Senior Debt, Lender and the Senior Lender shall have reached an agreement regarding the terms of a Subordination Agreement, pursuant to which the Subordinate Lender shall agree to subordinate its position to that of the Senior Lender and the Subordinate Lender shall be subject to a 180-day blockage period.

      (i) Insurance Certificate. Lender shall have received evidence that Borrowers have complied with the provisions of Section 6.6 hereof.

      (j) Opinion of Borrowers' Counsel. Borrowers shall have provided Lender with an opinion of Borrowers' counsel confirming the terms of the Borrowers' representations, in form and substance satisfactory to Lender.

      (k) Ownership of Equipment and Personal Property. Borrowers shall have taken such steps as are necessary to transfer the ownership of all oilfield equipment and other personal property associated with the Mortgaged Properties into Field Services.

      (l) Lease Operating Statement. Borrowers shall have provided to Lender a copy of the lease operating statement prepared for 2006, which contains a complete breakdown of all leasehold expenses associated with the Mortgaged Properties, which has been audited by the Borrowers, and which is prepared upon the same form previously provided by Borrowers to Lender for the years of 2004 and 2005.

      5.2 - Conditions to All Advances. In addition to the conditions precedent stated in Section 5.1 above, the obligation of the Lender to make any subsequent Advance under the Note requested by the Borrowers on any date, including the initial Advance, shall be subject to the satisfaction of the following conditions precedent:

      (a) Representations and Warranties. Each of the representations and warranties made by the Borrowers in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

      (b) No Event of Default. No Event of Default shall have occurred and be continuing on such date or after giving effect to the Advance requested by the Borrowers on such date.

      (c) Maintenance of Borrowing Base. Notwithstanding Section 2.2, after giving effect to the Advances under the Note requested by Borrowers to be made on any date, the aggregate principal amount of the Note then outstanding shall not exceed the lesser of: (i) $10,000,000.00; or (ii) the Borrowing Base then in effect.

      (d) No Material Litigation and No Material Adverse Change. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending or, to the knowledge of the Borrowers, threatened by or against the Borrowers or the Lender with respect to the closing of the transactions contemplated by this Agreement or the other Loan Documents.

      (e) Advances to Fund Hedging Agreement. Each request for an Advance to fund the purchase of a Hedging Agreement shall be accompanied by a copy of the agreement to be funded, and Lender shall determine that the agreement is an Acceptable Hedging Agreement.

      (f) No Material Changes. Lender shall have received satisfactory evidence that (A) no Material Adverse Change has occurred in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers since the closing date of their most recent financial statements; and (B) there is no suit, action, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to: (1) affect materially and adversely the Borrowers, or (2) to affect any transaction contemplated by the Loan Documents, or the ability of the Borrowers to perform its obligations thereunder;

      (g) Expenses. Borrowers shall have paid all reasonable expenses of Lender in connection with the preparation of the Loan Documents and the making of the Loan, including but not limited to, the fees and expenses of counsel for Lender.

      (h) Other Conditions. Borrowers shall have fulfilled such as other conditions as the Lender may reasonably impose.

                                   ARTICLE VI
                              Affirmative Covenants

      As an inducement to Lender to enter into this Agreement, and unless otherwise expressly consented to in writing by Lender, Borrowers covenant and agree that from the date hereof until payment in full of the Obligation:

      6.1 - Financial Statements and Other Information. Borrowers shall promptly furnish to Lender copies of: (i) such information regarding their business and affairs and financial condition as Lender may reasonably request, and (ii) without request, the following:

      (a) as soon as available, but in any event not later than 120 days after the end of each fiscal year of the Borrowers, a consolidated financial statement covering the Borrowers' and their Subsidiaries' financial performance as of the end of such year and the related statements of income, changes in retained earnings, and changes in cash flows for such year, to be prepared in accordance with GAAP, audited by a recognized independent accounting firm which is acceptable to Lender, and certified by a senior financial officer of the Borrowers, beginning with the 2007 fiscal year;

      (b)   as soon as available, but in any event not later than forty-five
            (45) days after the end of each calendar month, a monthly consolidated balance sheet and consolidated statement of income, retained earnings, and cash flow, prepared in accordance with GAAP, covering Borrowers and their Subsidiaries as of the end of such month, to be certified by a senior financial officer of the Borrowers;

      (c)   as soon as available, but in any event not later than forty-five
            (45) days after the end of each calendar month, a monthly report of production volumes, revenue, capital expenditures, and lease operating expenses attributable to Borrowers' oil and gas properties as of the end of such month;

      (d) as soon as reasonably possible, but in any event not later than three (3) days after the date of the report, a daily drilling report on any wells being drilled, deepened, reworked, recompleted, side-tracked, or plugged and abandoned on the Mortgaged Property;

      (e) as soon as available, but in any event not later than February 1 of each year, beginning on February 1, 2008, an annual independent engineering report detailing the value of the Borrowers' oil and gas properties as of December 31 of the previous year, with each report to be prepared by an engineer or an engineering firm acceptable to the Lender;

      (f) as soon as available, but in any event not later than August 1 of each year, a mid-year engineering report as of June 30 of such year, to be internally prepared in a format consistent with the independent consultant's report, with the first of such reports to be due for the year 2007;

      (g) an engineering report based upon an independent or internal evaluation effective as of a date not more than 60 days prior to the Borrowing Base redetermination date, for any unscheduled Borrowing Base redetermination;

      (h) as soon as available, but in any event not later than 15 days of filing such a report, copies of all regulatory reports filed by the Borrowers with any administrative agency having jurisdiction over the Mortgaged Properties;

      (i) immediately upon becoming aware of the existence of, or any material change in the status of, any litigation which could have a Material Adverse Effect if determined adversely against Borrowers, a written communication to Lender of such matter;

      (j) immediately upon becoming aware of an Event of Default or the existence of any condition or event which constitutes, or with notice or lapse of time, or both, would constitute an Event of Default, a verbal notification to Lender specifying the nature and period of existence thereof and what action Borrowers are taking or propose to take with respect thereto and, immediately thereafter, a written confirmation to Lender of such matters; and

      (k) immediately upon becoming aware that any Person has given notice or taken any action with respect to a claimed default under any indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement, joint venture agreement or any other Material Agreement or other undertaking to which any Borrower is a party, a verbal notification to Lender specifying the notice given or action taken by such person and the nature of the claimed default and what action such Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written communication to Lender of such matters.

      6.2 - Taxes; Other Claims. Borrowers shall promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon Borrowers, or upon or in respect of all or any part of the income, property or business of Borrowers, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which, if unpaid, might become a Lien or charge upon any or all of the property of the Borrowers; provided, however, the Borrowers shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if: (a) the validity, applicability or amount thereof is currently being contested in good faith by appropriate actions or proceedings diligently conducted which will prevent the forfeiture or sale of any property of Borrowers or any material interference with the use thereof by the Borrowers, and (b) the Borrowers shall have set aside on their books reserves therefore deemed adequate under tax basis accounting principles.

      6.3 - Commodity Hedging. Within ninety (90) days following Closing, Borrowers will hedge their actual hydrocarbon production volumes in a manner satisfactory to Lender pursuant to Acceptable Hedging Agreements. Such Acceptable Hedging Agreements shall cover no less than seventy-five percent (75%) of their Proved Developed Producing volumes for any given month, nor for less than a twenty-four month period, without the Lender's approval. Should Borrowers be unable to acquire an Acceptable Hedging Agreement, Borrowers agree to increase the quantum of its Gross Oil and Gas Proceeds assigned under the Assignment of Contractual Rights to Lender from fifteen percent (15%) to twenty percent (20%).

      6.4 - Letters-in-Lieu. To the extent that the Borrowers are unable to provide Lender with accurate information concerning the purchasers of production from any Mortgaged Property recently acquired by Borrowers prior to or simultaneously with Closing, Borrowers will provide such information and execute the necessary letters-in-lieu within thirty (30) days of the occurrence of Closing.

      6.5 - Assignment of Life Insurance Policy. Within thirty (30) days of Closing, Borrowers shall cause Brad Fischer to execute a Security Agreement and an Assignment of Life Insurance Policy As Collateral, covering a $1,000,000 life insurance policy on the life of Brad Fischer.

      6.6 - Maintenance. Borrowers will: (a) observe and comply with all governmental requirements; and (b) maintain their equipment, properties and assets (and any properties, equipment and assets leased by or consigned to them or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties, equipment and assets as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

      6.7 - Maintenance of Insurance. Borrowers now maintain and will continue to maintain with financially sound and reputable insurers, insurance with respect to the Mortgaged Properties against such liabilities, risks, and contingencies and in such types and amounts as is customarily carried by companies engaged in the same or similar businesses and similarly situated. From time to time, the Borrowers will furnish Lender with copies of certificates, binders, and policies necessary to give Lender reasonable assurance of the existence of such coverage. Borrowers agree to promptly notify Lender of any termination or other material change in such insurance coverage and, if requested by Lender, to provide Lender with all information about the renewal of each policy at least 15 days prior to the expiration thereof. In the case of any fire, accident, or other casualty causing loss or damage to any Collateral of Borrowers, the proceeds of such policies in excess of $50,000 shall, at the option of the Lender, be used to: (i) replace the lost or damaged property with similar property having a value at least equivalent to the lost or damaged property, or (ii) prepay the Note. Borrowers shall take steps as are necessary to name Lender as an additional payee on any and all insurance policies maintained by the Borrowers.

      6.8 - Reimbursement of Fees and Expenses. Borrowers shall pay all reasonable fees and expenses incurred by Lender and its designated representatives in connection with this Agreement, all renewals hereof, the other Loan Documents or other transactions pursuant hereto or to the other Loan Documents, whether the services provided thereunder are provided directly by Lender or by a third party selected by Lender, as well as all costs of filing and recordation, all legal and accounting fees, all costs associated with enforcing any of Lender's Rights under the Loan Documents, including, without limitation, costs of repossessing, storing, transporting, preserving and insuring any Collateral that Borrowers may pledge to Lender, all court costs associated with enforcing or defending Lender's Rights against Borrowers or any third party challenging said Rights and any other cost or expense incurred by Lender or its designated representatives in connection herewith or with the other Loan Documents, together with interest at the Default Rate per annum on each such amount commencing on the date notice of such expenditure is given to Borrowers by Lender until the date it is repaid to Lender.

      6.9 - Indemnification. Borrowers shall indemnify and hold Lender and its respective directors, officers, agents, and employees harmless from and against any and all liabilities, actions, claims, judgments, costs, charges and reasonable attorneys' fees, made against or incurred by Lender in any way relating to or arising out of any act or failure to act on the part of Borrowers in connection with or affecting this Agreement, the Note or any other Loan Paper, which may be claimed by third parties, either before or after the payment in full of the Obligation, and either before or after the release, either partially or wholly, of the Bank Liens. The covenants and conditions of this
Section 6.8 shall remain in full force and effect notwithstanding the payment in full of the Obligation and the release, either partially or wholly, of the Bank Liens or any foreclosure thereunder. All such claims, judgments, costs, charges and attorneys' fees as may be paid by Lender shall bear interest at the Default Rate per annum on each such amount commencing on the date notice of such claims, judgments, costs, charges or attorneys' fees is given to Borrowers by Lender until paid by Borrowers and shall be part of the Obligation.

      6.10 - Further Assurances. Borrowers shall promptly use their best efforts to cure any defects in the execution and delivery of any of the Loan Documents, and in any other instrument or document referred to or mentioned herein. Borrowers shall immediately execute and deliver to Lender upon Lender's request, all such other and further instruments as may be reasonably required by Lender from time to time in compliance with or accomplishment of the covenants and agreements of Borrowers made herein and in the other Loan Documents. Additionally, the Borrowers will provide the Lender with any and all information reasonably requested.

      6.11 - Inspection and Visitation. Borrowers shall permit any officer, employee, agent or representative of Lender to visit and inspect any of the Collateral, examine all of their books, records and accounts, and take copies and extracts therefrom, all at such reasonable times as Lender may request and, further, Borrowers shall allow and do hereby grant Lender the right to contact at anytime any member of the Borrowers' management team, the members of which as of the date of this Agreement, are identified as Al Wright, Brad Fischer, Max Grant, Robert Gordon, Peter Reid, and Dudley Muth, and any of Borrowers' associates, Affiliates, officers, accounts, and auditors. Moreover, after providing the Borrowers' with seventy-two hours written notice, Lender shall also have the right to contact any other employees or customers of Borrowers as Lender may desire for purposes of obtaining additional information.

      6.12 - Western National Bank as Principal Depository. With the exception of an operating account to be maintained by the Borrowers with Bank of America,
N. A. in Pampa, Texas, Borrowers shall maintain Western National Bank as its principal depository bank, including for the maintenance of business, each management, operating, and administrative deposit accounts.

      6.13 - Compliance With Laws. Borrowers shall comply with all laws, ordinances, or rules and regulations to which they are subject, the violation of which could have a Material Adverse Effect.

      6.14 - Accounts and Records. The Borrowers will keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to his business and activities, in accordance with GAAP.

      6.15 - Environmental Complaints. Borrowers shall promptly give notice to
Lender: (a) of any Environmental Complaint affecting any Borrower, any property owned, operated or used by Borrowers or any part thereof or the operations of any Borrower, or any other person on or in connection with such property or any part thereof (including receipt by any Borrower of any notice of (i) the happening of any event involving the use, spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Borrowers from any person or entity (including without limitation the United States Environmental Protection Agency), and (b) of any notice from any person of (i) any violation or alleged violation of any Relevant Environmental Law relating to any such property or any part thereof or any activity at any time conducted on any such property, (ii) the occurrence of any release, spill or discharge in a quantity that is reportable under any Relevant Environmental Law, or (iii) the commencement of any clean-up pursuant to or in accordance with any Relevant Environmental Law of any Hazardous Substance on or about any such property or any part thereof.

      6.16 - Sale of Borrower's Interests. In the event Borrower enters into an agreement to sell its entire interest in all or part of the Mortgaged Property (and the proposed buyer is ready, willing, and able to close such purchase), Borrower shall give Lender written notice of such agreement, and its terms, within five (5) days of the date that such agreement is entered into. Within fifteen (15) days after receiving such notice from Borrower, Lender may elect, at Lender's option, to include its corresponding portion of its Contractual Rights in such sale by providing written notice to Borrower; provided, however, in the event Lender so elects, the sales price for the Contractual Rights shall not be less than Lender's proportionate share of the greater of (i) the amount received by Borrower for its interests; (ii) the present value (hereinafter sometimes referred to as the "PV") of all Proved reserves included within that part of the Mortgaged Property sold, discounted at fifteen percent (15.0%), as determined by an independent petroleum engineering firm mutually acceptable to the parties hereto, adjusted as set forth below in subsections (i) and (ii); or
(iii) Lender's proportionate share of sixty (60) times Gross Oil and Gas Proceeds. Notwithstanding the foregoing sentence, the parties hereto agree that in the event Borrower enters into an agreement to sell its entire interest in all or a portion of the Mortgaged Property, and Lender chooses (i) above to accept its proportionate part of the amount received by Borrower for its interests so sold, then in such event Lender waives its rights under (ii) and
(iii) to receive an amount based upon such calculation provided for in (ii) or
(iii). If before payout occurs Borrower sells all or part of its interest in the Mortgaged Property as contemplated by this Section 2.5(c) (such sale to include the Contractual Rights as provided herein as to the Mortgaged Property sold), Lender agrees that the proceeds from the sale shall be applied or paid as follows:

      (i) First, to the repayment of all principal, interest, and other amounts outstanding with respect to the Obligation; and

      (ii) Second, to Borrower and Lender in accordance with each party's proportionate share of ownership.

                                   ARTICLE VII
                               Negative Covenants

      As an inducement to Lender to enter into this Agreement, Borrowers covenant and agree that from the date hereof until payment in full of the
Obligation:

      7.1 - Consolidated Debt Service Coverage Ratio. Beginning ninety (90) days after the date of this Agreement, Borrowers shall not permit their Consolidated Debt Service Coverage Ratio to be less than 1.1 to 1.0 at any time. The Consolidated Debt Service Coverage Ratio shall be calculated monthly based upon year-to-date figures for the current calendar year, beginning July 1, 2007, and shall be reported to Lender within forty-five (45) days after the end of each calendar month.

      7.2 - Liens. No Borrower shall create, incur, assume or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, or agree to do any of the foregoing, except Permitted Liens:

      7.3 - Merger, Etc. No Borrower shall enter into any merger or consolidation or liquidation or dissolution.

      7.4 - Extensions of Credit. No Borrower shall make any loan or advance to any individual, partnership, corporation, or other entity without consent of Lender, except (a) intercompany adjustments among Borrowers and their Subsidiaries or Affiliates occurring in the ordinary course of business, and (b) advances made to employees of Borrowers for the payment by them of items for which an expense report or voucher will be filed and which items will constitute ordinary and necessary business expenses of Borrowers.

      7.4 - Borrowings. No Borrower shall create, incur, assume, or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender, except for (a) the Senior Debt;
(b) normal trade debts incurred in the ordinary course of Borrowers' business;
(c) existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement; (d) leases of personal property which are not "capital leases" under GAAP and for which the lessor's remedy for a breach by the lessee thereunder is limited to recovery of the item leased; (e) indebtedness created under Acceptable Hedging Agreements; and (f) other unsecured indebtedness in addition to that permitted by clauses (b) through (f) immediately preceding in an aggregate principal amount not exceeding $50,000.00 at any time outstanding.

      7.5 - Dividends and Distributions. No Borrower shall declare or pay any dividends; or purchase, redeem, retire or otherwise acquire full value any of its capital stock, membership interests, or ownership interests, or now or hereafter outstanding; or make any distribution of assets to its shareholders, members, or owners, as such, whether in cash, assets, or in obligations of any Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any capital stock, membership interests, or ownership interests, or make any other distribution by reduction of capital or otherwise in respect of any of its capital stock, membership interests, or ownership interests.

      7.6 - Hedging Transactions. No Borrower shall enter into any Hedging Agreement, other than an Acceptable Hedging Agreement.

      7.7 - Investments. Borrowers shall not invest in (by capital contribution or otherwise), or acquire or purchase or make any commitment to purchase the obligations or stock of, any entity, except: (a) temporary investments in securities of the United States having maturities not in excess of one (1) year;
(b) certificates of deposit issued by Western National Bank; (c) readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or similar rating by any similar organization which rates commercial paper); (d) readily marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment a credit rating of at least AA by Standard & Poor's Corporation due within one year from the acquisition thereof; (e) repurchase agreements with respect to the investments referred to in the preceding clauses with any bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from Standard & Poor's Corporation; (f) Eurodollar time accounts or Eurodollar certificates of deposit each with banker's acceptances of any bank or trust company organized under the laws of the United States of America or any state thereof having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from Standard & Poor's Corporation; and (g) such other investments as may be approved by Lender.

      7.8 - Change of Operator. Borrowers shall take such steps as are necessary to maintain in place Gryphon Production Company, LLC as primary operator of the Mortgaged Properties for any reason.

      7.9 - Change of Control of Borrowers. No Borrower shall permit the change of control of any Borrower. "Change of Control" as used in the preceding sentence means that point in time when the management or ownership of any Borrower changes.

      7.10 Change in Management. No Borrower shall effect a material change in its management.

      7.11 - Modification of Organizational Documents. No Borrower shall materially modify, directly or indirectly, or change, waive any provision of, amend, supplement, substitute, terminate, cancel, or replace its Articles of Incorporation or the Articles of Organization, as applicable, or its Bylaws, Company Agreement, or other organizational documents, provided, however, such organizational documents may be amended if (a) such Borrower gives Lender prior written notice thereof, and (b) the proposed modification or amendment does not in Lender's judgment, adversely affect the interests of Lender under the Loan Documents or constitute or result in a breach of any of the provisions contained in any of the Loan Documents, and (c) no Event of Default or potential Event of Default has occurred and is continuing.

      7.12 - Change in Nature of Business. No Borrower shall conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof.

      7.13 - Arm's Length Transactions. No Borrower shall enter into a transaction with any other Borrower, Subsidiary, or Affiliate, except a transaction upon terms that are not less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

      7.14 - Subsidiaries. No Borrower shall form or acquire any Subsidiaries, other than those in existence on the date hereof.

      7.15 - Plan Obligations. No Borrower shall assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any entity which has at any time had an obligation to contribute to or maintain any Plan.

                                  ARTICLE VIII
                              Default and Remedies

      8.1 - Events of Default. If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an "Event of Default" shall be deemed to have occurred hereunder and with respect to all of the Obligation, unless waived in writing by Lender:

      (a) default shall occur in the payment when due of any installment of principal or interest on the Note or any other Obligation, including the Subordinated Debt;

      (b) any representation or warranty made by any Borrower herein or in any of the other Loan Documents or in any certificate, document or financial or other statement furnished to Lender under or in connection with this Agreement or any other Loan Paper shall be or shall prove to have been incorrect or untrue or misleading in any material respect on or as of the date made or deemed made and shall continue unremedied for a period of 15 days after the earlier of (i) the date on which such Borrower becomes aware of such default or
            (ii) the date on which Lender gives notice thereof to such Borrower;

      (c) default shall be made by any Borrower in the due performance or observance of any covenant, condition or agreement contained in this Agreement or in any of the other Loan Documents and such default shall continue unremedied for a period of 15 days after the earlier of (i) the date on which such Borrower becomes aware of such default or (ii) the date on which Lender gives notice thereof to such Borrower;

      (d) Any Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of such Borrower of all or a substantial part of the assets of such Borrower; (ii) be unable, or admit in writing its inability, or fail to confirm its ability (when requested to do so by Lender) to pay its debts as they become due;
            (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action for the purpose of effecting any of the foregoing;

      (e) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of any Borrower or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of 30 consecutive days;

      (f) the failure of any Borrower to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against any of its properties or assets having a value of $50,000 or more;

      (g) any acceleration, notice of default, default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any Material Agreement to which any Borrower is a party, or to which the Mortgaged Properties are subject;

      (h) the failure to remedy (or commence to remedy within the time provided in Section 2.2(e)(ii) hereof) any Borrowing Base Deficiency within thirty (30) days as described in Section 2.2(e).

      (i) the occurrence of a Material Adverse Effect with respect to any Borrower;

      (j) final judgment or judgments shall be entered against any Borrower involving in the aggregate a liability (not paid or fully covered by insurance or not otherwise covered by indemnity agreements acceptable to Lender in its sole discretion) of $50,000 or more, and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

      (k)   Invalidity of any of the Loan Documents not cured within fifteen
            (15) days after request by Lender; or

      (l)   default shall occur under the Senior Loan Agreement.

      8.2 - Remedies.

      (a) Upon the occurrence of any Event of Default described in Section 8.1(d) or Section 8.1(e) hereof, the lending obligations, if any, of Lender hereunder shall immediately terminate, and the entire principal amount of all Obligations then outstanding together with interest then accrued and unpaid thereon shall become immediately due and payable, all without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers.

      (b) Upon the occurrence and at any time during the continuance of any Event of Default specified in Section 8.1 hereof, other than an Event of Default of the type described in subparagraph 8.2(a), Lender may, after giving written notice to Borrowers and a fifteen
            (15)-day time period within which Borrowers may cure the Event of Default, (i) declare the entire principal amount of all Obligations then outstanding together with interest then accrued and unpaid thereon to be immediately due and payable without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by each Borrower, and (ii) terminate the lending obligations, if any, of Lender hereunder unless and until Lender shall reinstate same in writing.

      8.3 - Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, or if any Borrower becomes insolvent, however evidenced, Lender is hereby authorized at any time and from time to time, without prior notice to any Borrower (any such notice being expressly waived by the Borrowers), to setoff and apply any and all deposits (except as to special deposits, where there would be excluded any funds held in trust or otherwise for the benefit of third parties) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of any Borrower against any and all of the Obligations, to the extent permitted by Texas law now in effect. Lender agrees promptly to notify Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section
8.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

      8.4 - Delegation of Duties and Rights. Lender may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

      8.5 - Lender Not in Control. None of the covenants or other provisions contained in this Agreement or the other Loan Documents shall, or shall be deemed to, give Lender the Right to exercise control over the affairs or management of any Borrower.

      8.6 - Waivers by Lender. The acceptance by Lender at any time and from time to time of part payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Lender in exercising any Right under this Agreement or any of the other Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein.

      8.7 - Cumulative Rights. All Rights available to Lender under this Agreement and the other Loan Documents are cumulative of, and in addition to, all other Rights available to Lender at law or in equity. The exercise or partial exercise of any such Right shall not preclude the exercise of any other Right under the Loan Documents or otherwise.

      8.8 - Expenditures by Lender. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Lender pursuant to the exercise of any Right provided herein shall be payable to Lender on demand, shall become part of the Obligation, and shall bear interest at the Default Rate per annum on each such amount commencing on the date notice of such claims, judgments, costs, charges or attorneys' fees is given to Borrowers by Lender until the date paid by Borrowers.

                                   ARTICLE IX
                                  Miscellaneous

      9.1 - Survival of Representations and Warranties. All representations and warranties of Borrowers made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

      9.2 - Communications. Any notice of an Event of Default to be provided by Lender to Borrowers shall be transmitted to Borrowers by certified mail, return receipt requested. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by cable, telex, telecopy, fax, or other similar means of remote facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the third day (or if such third day is not a Business Day, then on the next succeeding Business Day) after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address of each party for purposes of this Agreement is as follows:

                                     BORROWERS:

                                        Chancellor Group, Inc.
                                        1800 East Sahara Avenue, Suite 172
                                        Las Vegas, Nevada 89401
                                        Phone: (806) 688-9697
                                        Fax: (806) 688-9697

                                        Gryphon Production Company, LLC
                                        P.O. Box 742
                                        Pampa, Texas 79066
                                        Phone: (806) 688-9697
                                        Fax: (806) 688-9697

                                        Gryphon Field Services, LLC
                                        P.O. Box 742
                                        Pampa, Texas 79066
                                        Phone: (806) 688-9697
                                        Fax: (806) 688-9697

                                     LENDER:

                                        CapWest Resources, Inc.
                                        508 West Wall Street, Suite 1100
                                        Midland, Texas  79701
                                        Attention: Mark D. McKinney
                                        Phone: (432) 617-1310
                                        Fax: (432) 570-9567

      9.3 - Binding on Successors. All covenants and agreements herein contained by or on behalf of Borrowers shall bind their successors and assigns and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrowers may not assign its Rights or obligations hereunder without the prior written consent of Lender.

      9.4 - Choice of Law and Venue. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN MIDLAND COUNTY, TEXAS. The parties hereto irrevocably submit themselves to the jurisdiction of any Texas state court or any United States court located in the State of Texas (or any court having jurisdiction over appeals from any such court) in any proceeding between or among them arising out of or in any way relating to this Agreement or the Loan Documents whether arising in contract, tort or otherwise. Any suit, action or proceeding may be brought in the courts of the State of Texas, County of Midland, or in the United States District Court for the Western District of Texas, Midland Division. All parties hereto irrevocably consent to the service of process in any suit, action or proceeding in said court by the mailing thereof, by registered or certified mail, postage prepaid, to its address for notices set forth in this Agreement. Service shall be deemed effective five (5) days after such mailing. If requested to do so by any party, each party hereto agrees to waive service of process and to execute any and all documents necessary to implement such waiver in accordance with the Texas Rules of Civil Procedure. All parties hereto irrevocably waive any objections which any may now or hereafter have (including any based on the grounds of forum non conveniens) to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Loan Documents brought in the courts located in Midland County, Texas. Nothing herein impairs the right to bring proceedings in the courts of any other jurisdiction or to effect service of process in any other manner permitted.

      (b) The parties recognize that courts outside of Midland County, Texas, may also have jurisdiction over suits, actions or proceedings arising out of this Agreement and the Loan Documents. Except for proceedings brought by Lender in those jurisdictions where the Mortgaged Properties are located, in the event any party shall institute a proceeding involving this Agreement or the Loan Documents in a jurisdiction outside Midland County, Texas, the party instituting such litigation shall indemnify the other parties for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Midland County, Texas, including, without limitation any additional expenses incurred as the result of litigating in another jurisdiction; such expenses and reasonable fees of local counsel and travel and lodging expenses of the indemnified parties, its witnesses, experts and support personnel.

      9.5 - Waiver of Jury Trial. EACH BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      9.6 - Usury Savings Clause. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions hereof), then, in that event, notwithstanding anything to the contrary in the Note, this Agreement or any other Loan Paper or other agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under the Note, this Agreement or any other Loan Paper or agreement entered into in connection with or as security for the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligation to Lender (or, to the extent that the principal amount of the Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrowers); and
(ii) in the event that the maturity of the Note is accelerated by reason of an Event of Default under this Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Note, this Agreement or otherwise shall be canceled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligation (or, to the extent that the principal amount of such Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrowers).

      To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Lender for the purpose of determining the Highest Lawful Rate, Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law.

      9.7 - Severability. If one or more of the provisions contained herein or in the Note or any of the other Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note or any of the other Loan Documents.

      9.8 - Non-Waiver. No Advance hereunder shall constitute a waiver of the representations, warranties, conditions or agreements of any Borrower or of any of the conditions of Lender's obligations to make further Advances. If any Borrower is unable to satisfy any such representation, warranty, condition or agreement, no such Advance shall have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

      9.9 - Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

      9.10 - Amendments and Waivers. Neither this Agreement, the Note nor any of the other Loan Documents may be amended or waived orally, but only by an instrument in writing signed by Borrowers and Lender (and any other person who is a party to the Loan Paper being amended or waived).

      9.11 - Terms and Headings. Terms used herein but not defined shall have the meanings accorded them under GAAP basis accounting principles, or the Texas Uniform Commercial Code, as appropriate. All headings used herein are for convenience and reference purposes only and shall not affect the substance of this Agreement.

      9.12 - Conflicts. If there is ever a conflict between any of the terms, conditions, representations, warranties or covenants contained in this Agreement and the terms, conditions, representations, warranties or covenants in any of the other Loan Documents executed by Borrowers and Lender, the provisions of this Agreement shall govern and control; provided, however, the fact that any term, condition, representation, warranty or covenant contained in such other Loan Paper is not contained herein shall not be, or be deemed to be, a conflict.

      9.13 - Environmental Indemnity. Borrowers hereby agree to defend, indemnify, pay and hold Lender and its officers, directors, employees and agents (each, an "Indemnitee") harmless from and against, and shall reimburse each Indemnitee for, any and all loss, claim, liability, damages, injunctive relief, penalty, judgment, suit, obligation, injury to persons, property or natural resources, cost, expense or disbursement of any kind or nature whatsoever including, without limitation, attorneys' fees and costs attributable to any action or cause of action (whether or not each Indemnitee shall be designated a party thereto), arising, directly or indirectly, in whole or in part, out of the release or presence, or alleged release or alleged presence, or any Hazardous Substance, at, on, or under, surrounding or in connection with any of the Mortgaged Property, or any portion thereof, whether foreseeable or unforeseeable, regardless of the source of such release and regardless of when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all cost in law or in equity of removal, remediation of any kind and disposal of any such Hazardous Substance, all costs of determining whether the Mortgaged Properties are in compliance, and causing the Mortgaged Properties to be in compliance, with all applicable laws relating to Hazardous Substances, all costs associated with claims for damages to persons, property or natural resources, and each Indemnitee's consultants' fees (including attorneys' fees and costs) and court costs. The obligations of Borrowers under this indemnity shall survive the repayment of the Note and shall be independent of the obligations of Borrowers to the Indemnitees in connection with the Note. The rights of each Indemnitee under this indemnity shall be in addition to any other rights and remedies of such Indemnitee under any guaranty or any document or instrument now or hereafter executed in connection with this Agreement, the Note, the Loan Documents or at law or in equity.

      9.14 - Renewal, Extension or Rearrangement. All provisions of this Agreement and any of the other Loan Documents relating to the Note or any other Obligation shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligation originally represented by the Note or any part of such other Obligation.

      THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED EFFECTIVE as of the date first above written.

                                        BORROWERS:

                                        CHANCELLOR GROUP, INC.
                                        CHANCELLOR GROUP, INC.


                                        By: /s/ Bradley Fischer
                                            ------------------------------------
                                            BRADLEY FISCHER
                                            President

                                        GRYPHON PRODUCTION COMPANY, LLC
                                        GRYPHON FIELD SERVICES, LLC


                                        By: /s/ Bradley Fischer
                                            ------------------------------------
                                            BRADLEY FISCHER
                                            President


                                        GRYPHON FIELD SERVICES, LLC
                                        GRYPHON PRODUCTION COMPANY, LLC


                                        By: /s/ Bradley Fischer
                                            ------------------------------------
                                            BRADLEY FISCHER
                                            President


                                        LENDER:

                                        CAPWEST RESOURCES, INC.


                                        By: /s/ Mark D. McKinney
                                            ------------------------------------
                                            MARK D. MCKINNEY
                                            President

                                   EXHIBIT "A"

                    ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

STATE OF TEXAS                Section
                              Section
COUNTIES OF CARSON AND GRAY   Section


      THIS ASSIGNMENT OF OVERRIDING ROYALTY INTEREST (hereinafter referred to as the "Assignment") is entered into this 13th day of April 2007, but effective as of April 1, 2007, by and among CHANCELLOR GROUP, INC., a Nevada corporation, whose address is 216 S. Price Road, Pampa, Texas 79065 ("Chancellor"), GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company, whose address is P.O. Box 742, Pampa, Texas 79066 ("Gryphon Production"), and GRYPHON FIELD SERVICES, LLC, a Texas limited liability company, whose address is P.O. Box 742, Pampa, Texas 79066 ("Gryphon Field Services") (collectively, with Chancellor and Gryphon Production, individually and collectively, the "Assignor"), and CAPWEST RESOURCES, INC., a Texas corporation, whose address is 508 West Wall Street, Suite 1100, Midland, Texas 79701 (hereinafter referred to as the "Assignee"), the Assignor and the Assignee being sometimes hereinafter collectively referred to as the "Parties Hereto".

      Whereas, the Parties Hereto have entered into, among other loan documents, the following described documents dated as of April 13, 2007: that certain Loan Agreement, that certain Advancing Line of Credit/Term Note and that certain Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement to be recorded in the records of Carson and Gray Counties, Texas (hereinafter collectively referred to as the "Loan Papers ");

      Whereas, Assignor received an undivided working interest in the oil and gas properties described in Exhibit "A", attached hereto and incorporated herein for all purposes, by virtue of that certain Assignment of Oil, Gas and Mineral Leases from Caldwell Production Co., Inc. to Assignor, dated as of April __, 2007, effective as of that same date, recorded on ______,2007 in Volume ___, Page ___, in the Official Public Records of Carson County, Texas and recorded on _______, 2007 in Volume ___, Page ___, in the Official Public Records of Gray County, Texas (hereinafter referred to as the "Caldwell Assignment"); and

      Whereas, it is the desire of the Parties Hereto to enter into this Assignment in furtherance of the terms, conditions and obligations between the Parties Hereto as more particularly set forth in the Loan Papers; and

      Whereas, the Parties Hereto make reference to the Loan Papers and incorporate the same herein by reference insofar as the same relate to this Assignment, counterparts of said Loan Papers being in the possession of each of the Parties Hereto.

      NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid by Assignee, the receipt of which is acknowledged by Assignor, and the mutual promises contained in the Loan Papers, Assignor hereby sells, assigns, transfers, sets over and conveys to Assignee, its successors and assigns, an overriding royalty interest (hereinafter referred to as the "Overriding Royalty Interest") equal to an undivided two percent (2.0 %) of 8/8th's, proportionately reduced as provided below of all of the oil, gas and other hydrocarbon substances which may be produced, saved and marketed from the lands situated in Carson and Gray Counties, Texas as more particularly described on Exhibit "A" attached hereto, and incorporated herein for all purposes, (hereinafter referred to as the "Property") under the terms of those certain oil and gas leases also described thereon and being limited to the working interest acquired by Assignor by virtue of the Caldwell Assignment. The Overriding Royalty Interest hereby conveyed is proportionately reduced to the leasehold interest owned by Assignor in the Caldwell Assignment, so that if, for example, the Assignor owns an undivided forty percent (40%) interest leasehold estates out of which this Overriding Royalty Interest is being conveyed, then the Overriding Royalty Interest is forty percent (40%) of two percent of eight eighths (40% of 2% of 8/8), or a decimal interest of .008 of net revenue.

      The Overriding Royalty Interest hereby conveyed shall also be subject to proportionate reduction to the extent that any of the leases described in Exhibit "A" covers less than the full interest in oil and gas in the lands described therein.

      The Overriding Royalty Interest is to be delivered to Assignee or to its credit free of the expense of production (but to bear its pro rata part of ad valorem taxes, of gross production, severance and other taxes measured by or assessed upon production, and of oil and gas marketing, transportation, compression, dehydration, treatment and other similar expenses attributable to the Overriding Royalty Interest).

      Assignor, its successors and assigns, will have the right to pool the Overriding Royalty Interest, without joinder by Assignee, its successor and assigns, into pooled units for oil and gas or either of them.

      Assignor represents to Assignee that it is the owner of an undivided interest in the Property, and has the authority and power to make this Assignment to Assignee. Assignor also represents to Assignee that it has or will obtain any and all necessary consents or waivers which may be necessary for approval of this Assignment from the appropriate parties.

      The overriding royalty interest assigned shall be paid at the same time and in the same manner as royalties payable to lessors under the terms of any leases included in the Property, and out of which this overriding royalty interest was created, are computed and paid.

      Assignee shall have and hold said overriding royalty interest unto Assignee, its successor and assigns. For the same consideration Assignor covenants with and warrants to said Assignee that said overriding royalty interest is free and clear of all liens and encumbrances and that Assignor will warrant and forever defend the title thereto unto said Assignee, its successors and assigns, against all persons whomsoever lawfully having or claiming an interest therein by, through or under Assignor, but none other.

      This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and each of which can be recorded in the county records, but all of which taken together shall constitute one and the same instrument. Assignor and Assignee agree that Assignee shall gather all such counterparts and is authorized to take the same apart and reassemble the parts into one complete counterpart, copies of which will be delivered to Assignor

{The remainder of this page is intentionally left blank. Signature page follows.}

      This Assignment is executed on the day and year first hereinabove written, but effective as of April 1, 2007.

                                        CHANCELLOR GROUP, INC.


216 S. Price Road                       By: /s/ Bradley W. Fischer
Pampa, Texas 79065                          ------------------------------------
                                            Bradley W. Fischer
                                            President


                                        GRYPHON PRODUCTION COMPANY, LLC


P.O. Box 742
Pampa, Texas 79066                      By: /s/ Bradley W. Fischer
                                            ------------------------------------
                                            Bradley W. Fischer
                                            President


                                        GRYPHON FIELD SERVICES, LLC


P.O. Box 742                            By: /s/ Bradley W. Fischer
Pampa, Texas 79066                          ------------------------------------
                                            Bradley W. Fischer
                                            President

                                                        ASSIGNOR

CAPWEST RESOURCES, INC.
508 West Wall Street, Suite 1100
Midland, Texas   79701


                                        By: /s/ Mark D. McKinney
                                            ------------------------------------
                                            MARK D. MCKINNEY
                                            President

                                                        ASSIGNEE

THE STATE OF TEXAS   Section
                     Section
COUNTY OF MIDLAND    Section

      This instrument was acknowledged before me on the 13th day of April 2007 by BRADLEY FISCHER, President of CHANCELLOR GROUP, INC., a Nevada corporation, on behalf of said corporation.


                                        /s/ Barbie Roach
                                        ----------------------------------------
                                        Notary Public, State of

THE STATE OF TEXAS   Section
                     Section
COUNTY OF MIDLAND    Section

      This instrument was acknowledged before me on the 13th day of April 2007 by BRADLEY FISCHER, President of GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company, on behalf of said company.


                                        /s/ Barbie Roach
                                        ----------------------------------------
                                        Notary Public, State of

THE STATE OF TEXAS   Section
                     Section
COUNTY OF MIDLAND    Section

      This instrument was acknowledged before me on the 13th day of April 2007 by BRADLEY FISCHER, President of GRYPHON FIELD SERVICES, LLC, a Texas limited liability company, on behalf of said company.


                                        /s/ Barbie Roach
                                        ----------------------------------------
                                        Notary Public, State of

THE STATE OF TEXAS   Section
                     Section
COUNTY OF MIDLAND    Section

      This instrument was acknowledged before me on the 13th day of April 2007, by MARK D. MCKINNEY, President of CAPWEST RESOURCES, INC., a Texas corporation, on behalf of said corporation.


                                        /s/ Mark D. McKinney
                                        ----------------------------------------
                                        Notary Public, State of Texas

EXHIBIT "B"

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE "BLUE SKY" OR SECURITIES LAWS, AND CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND ANY RESTRICTIONS IMPOSED HEREBY, AND WILL NOT BE TRANSFERRED OF RECORD UNLESS COMPLIANCE WITH SUCH LAWS AND RESTRICTIONS IS MET.

                                 April 13, 2007

                           AGREEMENT TO ISSUE WARRANTS

CapWest Resources, Inc. ("CapWest")
508 West Wall Street, Suite 1100
Midland, Texas  79701

Gentlemen:

      Chancellor Group, Inc., a Nevada corporation (the "Company"), agrees to issue to CapWest warrants (the "Warrants") to purchase Two Million (2,000,000) shares of the Company as set forth herein, subject to the terms and conditions contained herein.

      1. Issuance of Warrants. The Warrants, which shall be in the form attached hereto as Exhibit A, shall be issued to you on the date hereof (the "Closing Date") concurrently with the execution hereof in consideration of the loan (the "Loan") made by CapWest to the Company contemporaneously herewith pursuant to the terms of that certain Loan Agreement, dated of even date herewith (the "Loan Agreement"), between CapWest, as lender, and the Company, Gryphon Production Company, LLC, and Gryphon Field Services, LLC, as borrowers (the "Borrowers"), said Loan being evidenced by that certain Advancing Line of Credit/Term Note, dated of even date herewith, made payable by the Borrowers, as Makers to the order of CapWest in the original principal amount of $10,000,000.00 (the "Note"). The Warrants shall provide that CapWest, or such other holder or holders of the Warrants to whom transfer is authorized in accordance with the terms of this Agreement, shall have the right to purchase 2,000,000 shares of the common stock of the Company for a purchase price of $0.001 per share (the "Purchase Price") within five (5) years of the date of this Agreement. The term "common stock" shall mean the common stock of the Company, as constituted on the date hereof, and any shares, units, or other securities into which such common stock shall have been changed or any shares or other securities resulting from any reclassification of such common stock. The common stock purchasable upon exercise of the Warrants are sometimes herein called the "Warrant Shares."

      2. Private Placement: Restricted Transferability.

      (a) The holder of the Warrants acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state blue sky or securities laws and that the Warrants and the Warrant Shares, or any part thereof, can be sold, transferred, assigned or otherwise disposed of only in compliance with applicable federal and state securities laws, and subject to the other restrictions contained herein.

      (b) The holder of the Warrants represents and warrants that the Warrants and the Warrant Shares are being or will be purchased without a view to distribution or resale thereof in violation of the registration requirements of the Act. It is understood that a subsequent sale of the Warrants or Warrant Shares under certain circumstances might be deemed to constitute a distribution within the meaning of and require registration under the provisions of the Act.

      (c) The holder of the Warrants agrees not to make any sale or other disposition of either the Warrants or the Warrant Shares except pursuant to a registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect thereto, unless the holder of the Warrants has provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required.

      (d) Any certificates for Warrant Shares may have affixed thereon an appropriate legend as to the restrictions on transferability contained herein and in the Warrants unless, in the opinion of counsel for the Company, such legend would not be necessary and appropriate.

      (e) Notwithstanding anything herein to the contrary, each certificate for Warrant Shares issued hereunder shall bear a legend reading substantially as follows (unless the Company receives an opinion of counsel reasonably satisfactory to it that such legend is not required in order to assure compliance with the Act or unless such registration(s) as would cause such shares to no longer be restricted have been effectuated):

      THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      3. Exercise of Warrants.

      (a) During the period commencing on the date of this Agreement and ending at 5:00 p.m., Texas time on April 13, 2012, CapWest may exercise the Warrants from time to time only as to the whole number of shares of Warrant Shares upon surrender of the Warrants by the holder thereof, accompanied by a subscription for shares to be purchased in the form attached hereto as Exhibit B and by cash or by a certified or bank cashier's check payable to the order of the Company in the amount of $0.001 multiplied by the number of Warrant Shares for which CapWest exercises the Warrants, delivered to the Company at its principal office at 216 S. Price Road, Pampa, Texas 79065, and such holder shall thereupon be entitled to receive the whole number of units of Warrant Shares to which such holder is entitled pursuant to this Agreement.

      (b) Each exercise of Warrants shall be deemed to have been effected immediately prior to the close of business on the date on which the Warrants shall have been surrendered to the Company in accordance with this Section 3, and at such time the person or persons in whose name or names any certificate for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

      4. Delivery of Stock Certificates, etc. on Exercise. As soon as practicable after the exercise of the Warrants, and in any event within 21 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder thereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which such holder shall be entitled upon such exercise.

      5. Payment of Taxes, etc. The Company covenants and agrees that the units of Warrant Shares delivered upon exercise of the Warrants shall, at the time of delivery for such shares of Warrant Shares, be validly issued and outstanding and fully paid and nonassessable shares of common stock. The Company further covenants and agrees that it will pay when due and payable any and all federal and state original issue taxes which may be payable in respect of the issue of the Warrants or any Warrant Shares issuable upon the exercise of the Warrants.

      6. Put Option. CapWest shall have the Option (the "Put Option") during the period (the "Put Option Period") beginning on the first to occur of the following dates (a) the second anniversary of this Agreement; or (b) the date when the Borrowers have paid the Loan in full, including all outstanding principal, and accrued, unpaid interest, to put the Warrants to the Company for repurchase at an exercise price of $1,000,000.00 (the "Exercise Price"). The Put Option will automatically expire upon the expiration of the Put Option Period, as the same may be extended from time to time by written agreement between CapWest and the Company. The Company shall pay all costs and expenses incurred by the Company and the holder of the Warrants in connection with CapWest's exercise of the Put Option, including, without limitation, all attorneys' fees incurred by the holder of the Warrants. To exercise the Put Option, CapWest must deliver or cause to be delivered to the Company on or before the expiration of the Put Option Period, written notice of its desire to exercise the Put Option. Within thirty (30) days of its receipt of such written notice, the Company shall transmit the Exercise Price to CapWest, and Capwest will transmit the Warrants to the Company.

      7. No Impairment. The Company will not, by amendment of its articles or incorporation or certificate of organization or through any reorganization, transfer of assets, consolidation, merger, dissolution or similar action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or of the Warrants, but will at all times in good faith assist in the carrying out of such terms to the extent necessary or appropriate in order to protect the rights of the holders under the terms of this Agreement and the Warrants. In this regard, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable common shares upon the exercise of the Warrants, and (b) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge or liquidate into any other person or permit any other person to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and be bound by all the terms of this Agreement and the Warrants.

      8. Reservation of Shares, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, all of the Warrant Shares that are issuable upon the exercise of the Warrants at the time outstanding. All of the Warrant Shares issuable upon the exercise of the Warrants shall be duly authorized, validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

      9. Exchange of Warrants. Upon the surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant or Warrants so surrendered.

      10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrants and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or, in the case of any banking or other financial institution, an indemnity agreement, reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of the Warrants, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant or Warrants of like tenor.

      11. Indemnification.

      (a) The Company will indemnify and hold harmless CapWest and each holder of Warrant Shares against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Act or otherwise, and will reimburse each such holder for any legal or other expenses reasonably incurred by such holder in connection with investigating or defending any such action or claim.

      (b) Promptly after receipt by an indemnified party under subsection (a) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company under subsection (a), notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve the Company from any liability which it may have to any indemnified party otherwise than under subsection (a). In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof by notice in writing to the indemnified party. After receipt of written notice from the Company to such indemnified party of its election to assume the defense thereof, the Company shall not be liable to such indemnified party under subsection (a) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation incurred prior to the assumption by the Company.

      (c) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have at law or in equity.

      12. Remedies. The Company stipulates that the remedies at law of CapWest or any other holder of the Warrants in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement or the Warrants may not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      13. Negotiability, etc. The Warrants are issued upon the following terms, to all of which CapWest or any other holder or owner thereof by the receipt and holding thereof consents and agrees:

      (a) subject to Section 2 hereof, title to the Warrants and all rights thereunder may be transferred only in whole, without charge to the holder thereof (except for transfer taxes), by endorsement (by the holder thereof executing the form of assignment at the end thereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

      (b) subject to Section 2 hereof, any person in possession of Warrants properly endorsed is authorized to represent himself as absolute owner thereof and is empowered to transfer absolute title thereto by endorsement and delivery thereof to a bona fide purchaser thereof for value; each prior taker or owner waives and renounces all of his or its equities or rights in the Warrants in favor of each such bona fide purchaser, and each bona fide purchaser shall acquire absolute title thereto and to all rights represented thereby; and

      (c) until the Warrants are transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

      14. Notices. All notices and other communications from the Company to the holder of the Warrants shall be mailed by first class mail, postage prepaid, at such address as may have been furnished to the Company in writing by CapWest or any other holder, or, until an address is so furnished, to and at the address of the last holder of the Warrants who has so furnished an address to the Company.

      15. Successors and Assigns; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, CapWest, and their respective successors and permitted assigns.

      16. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

      17. Miscellaneous. This Agreement and the Warrants and any term hereof or thereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement and the Warrants shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      18. Definition. All references to the word "you" and to "CapWest Resources, Inc." or "CapWest" in this Agreement shall be deemed to apply with equal respect to any persons or entities to whom Warrants have been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding the Warrant Shares upon exercise of the Warrants.

                         [Signatures on Following Page]

Dated: April 13, 2007

                                        CHANCELLOR GROUP, INC.
                                        a Nevada corporation


                                        By: /s/ Bradley Fischer
                                            ------------------------------------

ACCEPTED as of the 13th day of April 2007.

CAPWEST RESOURCES, INC.
a Texas corporation


By: /s/ Mark D. McKinney
    ----------------------------
    Mark D. McKinney

                                    EXHIBIT A

      THESE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. _____________

                             CAPWEST RESOURCES, INC.

                        PURCHASE WARRANT FOR COMMON STOCK

      THIS IS TO CERTIFY that CapWest Resources, Inc., or its assigns (collectively, "CapWest"), as permitted in that certain Agreement to Issue Warrants, dated April 9, 2007 (the "Warrant Agreement"), between the Company (as defined below) and CapWest, is entitled to purchase at any time or from time to time on and after April 9, 2012, until 5:00 p.m., Texas time, Two Million (2,000,000) shares of the common stock of the Company (the "Company"), at a Purchase Price per unit as set forth in the Warrant Purchase Agreement. This Warrant is issued pursuant to the Warrant Agreement and all rights of the holder of this Warrant are further governed by, and subject to, the terms and provisions of such Warrant Purchase Agreement, copies of which are available upon written request to the Company. The holder of this Warrant and the shares of common stock issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Purchase Agreement.

      Subject to the provisions of the Warrant Purchase Agreement, and hereof, this Warrant and all rights hereunder are transferable only in whole and only to the extent expressly permitted in the Warrant Purchase Agreement and herein and then only at the principal office of the Company at 216 S. Price Road, Pampa, Texas 79065 (or at any other principal office of the Company of which the Company shall have provided written notice to the holder hereof), by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with an Assignment hereof. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the sole owner hereof for all purposes.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its by its proper officers thereunto duly authorized.

                                        CHANCELLOR GROUP, INC.
                                        a Nevada corporation


                                        By: /s/ Bradley W. Fischer
                                            ------------------------------------
                                            Bradley W. Fischer
                                            President

                               FORM OF ASSIGNMENT

[To be signed only upon transfer of Warrant]

      For value received, the undersigned hereby sells, assigns and transfers unto ________ _______________________________ the right represented by the within Warrant to purchase Two Million (2,000,000) shares of the common stock of Chancellor Group, Inc., a Nevada corporation, to which the within Warrant relates, and appoints ___________________________________ his attorney-in-fact to transfer such right on the books of Chancellor Group, Inc. with full power of substitution in the premises.

Dated: ___, 200__.

------------------------------------

------------------------------------

                                    EXHIBIT B

                              FORM OF SUBSCRIPTION

[To be signed only upon exercise of the Warrant]

To Chancellor Group, Inc.:

The undersigned, as the holder of Warrant No. _______________, hereby irrevocably elects to exercise the purchase right represented by such Warrant, and to purchase thereunder [up to] Two Million (2,000,000) shares of the common stock of Chancellor Group, Inc. and herewith makes payment in cash or by certified check or bank cashier's check of [$0.0001 multiplied by the number of shares for which this Warrant is exercised], and requests that a certificate for such shares be issued in the name of, and delivered to the undersigned.

Dated: ___________


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                                        --------------------------------
                                        (Address)